UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2024, the audit committee of the board of directors of Blum Holding, Inc. (the “Company”) concluded, after discussion with the Company’s management and independent registered accounting firm, that the Company’s previously-issued unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the periods ended June 30, 2023 and September 30, 2023, filed with the Securities and Exchange Commission on August 14, 2023 and November 14, 2023, respectively (each an “Affected Period” and, collectively, the “Affected Periods”), should be restated and no longer be relied upon due to misstatements in (i) income taxes payable and accumulated deficit in the Company’s consolidated balance sheets as of June 30, 2023 and September 30, 2023, and (ii) loss (gain) on disposal of assets on the Company’s consolidated statements of operations for the three and six months ended June 30, 2023 and three and nine months ended September 30, 2023. The Company is currently in the process of determining the full effect of the misstatements but estimates that liabilities and accumulated deficit increase by approximately $1.8 million.

The Company will restate its financial statements for the Affected Periods in its Annual Report on Form 10-K. The financial information that has been previously filed or otherwise reported for the Affected Periods will be superseded by the information filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the financial statements and related financial information contained in the Quarterly Reports on Form 10-Q for the Affected Periods should no longer be relied upon.

As a result of the foregoing, the Company’s management has reevaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting for the Affected Periods. The Company’s management concluded that, in light of the misstatements described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures for the Affected Periods were not effective. The Company’s management plans to enhance the system of evaluating and implementing the accounting standards that apply to the Company’s financial statements, including enhanced training of the Company’s personnel and increased communication among the Company’s personnel and professionals with whom the Company consults regarding the application of complex accounting matters. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Annual Report on Form 10-K for the year ended December 31, 2023.

The Company’s management has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: April 15, 2024	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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